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                                                                    Exhibit 15.1



May 27, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:   ECOLAB INC. 1997 STOCK INCENTIVE PLAN

Commissioners:

We are aware that our report dated April 22, 1999 on our review of interim financial information of Ecolab Inc. for the periods ended March 31, 1999 and 1998, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, is incorporated by reference in this Registration Statement.

Yours very truly,

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP